Exhibit 99.1
IBEX Announces Record First Quarter of Fiscal Year 2025 Financial Results
•Record first quarter revenue, net income, EPS, and adjusted EBITDA
•Strong adjusted EBITDA margin expansion year-over-year - nine out of the last ten quarters
•Repurchased approximately 282,000 shares at a total cost of $4.7 million during first quarter of fiscal year 2025, representing 1.7% of our shares outstanding at September 30, 2024

WASHINGTON, DC— November 7, 2024 —IBEX Limited (“ibex”), a leading provider in global business process outsourcing and end-to-end customer engagement technology solutions, today announced financial results for its first fiscal quarter ended September 30, 2024.

	Three months ended September 30,
($ millions, except per share amounts)	2024	2023	Change
Revenue	$129.7	$124.6	4.1%
Net income	$7.5	$7.4	1.4%
Net income margin	5.8%	6.0%	(20) bps
Adjusted net income (1)	$9.0	$7.6	19.3%
Adjusted net income margin (1)	7.0%	6.1%	90	bps
Adjusted EBITDA (1)	$15.6	$13.7	13.7%
Adjusted EBITDA margin (1)	12.0%	11.0%	100	bps
Earnings per share - diluted	$0.43	$0.39	9.6%
Adjusted earnings per share - diluted (1)	$0.52	$0.40	28.9%

(1)See accompanying Exhibits for the reconciliation of each non-GAAP measure to its most directly comparable GAAP measure.

“Coming off a very strong second half of fiscal year 2024, I am delighted to report that fiscal year 2025 is off to a banner start with record first quarter results across the majority of our key financial metrics,” said Bob Dechant, ibex CEO. “Q1 saw a return to growth for ibex with revenues growing over 4%. Our growth is again driven by key wins from our new logo team and growth within our embedded base clients as we outperform our competition. We complemented this with two key wins delivering customer-facing automation and translation AI solutions for our clients.”

“Q1 FY25 was also a strong quarter on all profitability metrics where adjusted EPS grew 29%, adjusted EBITDA grew 14% and adjusted net income increased 19%,” added Dechant. “We have great momentum and we are excited about our direction as we move deeper into our fiscal year 2025.”

First Quarter Financial Performance
Revenue
•Revenue of $129.7 million, an increase of 4.1% from $124.6 million in the prior year quarter. Growth in HealthTech (+23.4%), Retail & E-commerce (+8.6%), and Travel, Transportation and Logistics (+10.0%), was partially offset by declines in the FinTech vertical (-13.0%).
Net Income and Earnings Per Share
•Net income increased to $7.5 million compared to $7.4 million in the prior year quarter. Diluted earnings per share increased to $0.43 compared to $0.39 in the prior year quarter. The increases were primarily the result of the impact of higher revenue, improved gross margin performance on the year over year growth of delivery in our offshore regions, cost optimization efforts, and fewer diluted shares outstanding compared to the prior year quarter.

•Net income margin decreased to 5.8% compared to 6.0% in the prior year quarter.
•Non-GAAP adjusted net income increased to $9.0 million compared to $7.6 million in the prior year quarter (see Exhibit 1 for reconciliation).
•Non-GAAP adjusted diluted earnings per share increased to $0.52 compared to $0.40 in the prior year quarter (see Exhibit 1 for reconciliation). The increase per share was primarily attributable to the impact of higher revenue, improved operating margins and a lower share count.
Non-GAAP adjusted EBITDA
•Adjusted EBITDA increased to $15.6 million compared to $13.7 million in the prior year quarter (see Exhibit 2 for reconciliation).
•Adjusted EBITDA margin increased to 12.0% compared to 11.0% in the prior year quarter (see Exhibit 2 for reconciliation).

Cash Flow and Balance Sheet
•Repurchased approximately 282,000 shares during the quarter at a total cost of $4.7 million, and an average price per share of $16.55, representing 1.7% of our shares outstanding at September 30, 2024.
•Capital expenditures were $3.6 million compared to $2.1 million in the prior year quarter. The increase in capital expenditures during the current year quarter was driven by expansion to meet growing demand in our offshore and nearshore geographies.
•Free cash flow was $4.1 million compared to $6.6 million in the prior year quarter (see Exhibit 3 for reconciliation).
•Net cash was $60.8 million, slightly down from $61.2 million as of June 30, 2024 (see Exhibit 4 for reconciliation).

First Quarter Fiscal 2025 Business Outlook
“We further built our top-line momentum in the first quarter with 4.1% revenue growth. This is the result of our focused effort to win new logos and deliver superior service, allowing us to expand with our embedded client base,” said Taylor Greenwald, CFO of ibex. “Importantly, our profitability continues to improve. This was our ninth of the last ten quarters where we delivered year-over-year adjusted EBITDA margin expansion, leading to strong cash flow that we are using to further invest in AI capabilities and sales resources. As we look ahead, we remain confident in our strategy to drive revenue growth throughout 2025 and to continue to return value to shareholders.”

Fiscal Year 2025 Guidance
•     For fiscal year 2025, revenue is expected to be in the range of $515 to $525 million, raising the lower end of the previous range from $510 million.
•Adjusted EBITDA is expected to be in the range of $67 to $69 million.
•Capital expenditures for fiscal year 2025 are expected to be in the range of $15 to $20 million.

Conference Call and Webcast Information
IBEX Limited will host a conference call and live webcast to discuss its first quarter of fiscal year 2025 financial results at 4:30 p.m. Eastern Time today, November 7, 2024. We will also post to this section of our website the earning slides, which will accompany our conference call and live webcast, and encourage you to review the information that we make available on our website.
Live and archived webcasts can be accessed at: https://investors.ibex.co/.
Financial Information
This announcement does not contain sufficient information to constitute an interim financial report as defined in Financial Accounting Standards ASC 270, “Interim Reporting.” The financial information in this press release has not been audited.

Non-GAAP Financial Measures
We present non-GAAP financial measures because we believe that they and other similar measures are widely used by certain investors, securities analysts and other interested parties as supplemental measures of performance and liquidity. We also use these measures internally to establish forecasts, budgets and operational goals to manage and monitor our business, as well as evaluate our underlying historical performance, as we believe that these non-GAAP financial measures provide a more helpful depiction of our performance of the business by encompassing only relevant and manageable events, enabling us to evaluate and plan more effectively for the future. The non-GAAP financial measures may not be comparable to other similarly titled measures of other companies, have limitations as analytical tools, and should not be considered in isolation or as a substitute for analysis of our operating results as reported in accordance with accounting principles generally accepted in the United States (“GAAP”). Non-GAAP financial measures and ratios are not measurements of our performance, financial condition or liquidity under GAAP and should not be considered as alternatives to operating profit or net income / (loss) or as alternatives to cash flow from operating, investing or financing activities for the period, or any other performance measures, derived in accordance with GAAP.
ibex is not providing a quantitative reconciliation of forward-looking non-GAAP adjusted EBITDA margin to the most directly comparable GAAP measure because it is unable to predict with reasonable certainty the ultimate outcome of certain significant items without unreasonable effort. These items include, but are not limited to, non-recurring expenses, foreign currency gains and losses, and share-based compensation expense. These items are uncertain, depend on various factors, and could have a material impact on GAAP reported results for the guidance period.
About ibex
ibex helps the world’s preeminent brands more effectively engage their customers with services ranging from customer support, technical support, inbound/outbound sales, business intelligence and analytics, digital demand generation, and CX surveys and feedback analytics.
Forward Looking Statements
In addition to historical information, this press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements by terminology such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “expect,” “predict,” “potential,” or the negative of these terms or other similar expressions. These statements include, but are not limited to, statements regarding our future financial and operating performance, including our outlook and guidance, and our strategies, priorities and business plans. Our expectations and beliefs regarding these matters may not materialize, and actual results in future periods are subject to risks and uncertainties that could cause actual results to differ materially from those projected. Factors that could impact our actual results include: our ability to attract new business and retain key clients; our profitability based on our utilization, pricing and managing costs; the potential for our clients or potential clients to consolidate; our clients deciding to enter into or further expand their insourcing activities and current trends toward outsourcing services may reverse; general economic uncertainty in global markets and unfavorable economic conditions, including inflation, rising interest rates, recession, foreign exchange fluctuations and supply-chain issues; our ability to manage our international operations, particularly in the Philippines, Jamaica, Pakistan and Nicaragua; natural events, health epidemics, global geopolitical conditions, including developing or ongoing conflicts, widespread civil unrest, terrorist attacks and other attacks of violence involving any of the countries in which we or our clients operate; our ability to anticipate, develop and implement information technology solutions that keep pace with evolving industry standards and changing client demands, including the effective adoption of Artificial Intelligence into our offerings; our ability to recruit, engage, motivate, manage and retain our global workforce; our ability to comply with applicable laws and regulations, including those regarding privacy, data protection and information security, employment and anti-corruption; the effect of cyberattacks or cybersecurity vulnerabilities on our information technology systems; our ability to realize the anticipated strategic and financial benefits of our relationship with Amazon; the impact of tax matters, including new legislation and actions by taxing authorities; and other factors discussed in the “Risk Factors” described in our periodic reports filed with the U.S. Securities and Exchange Commission (“SEC”), including our annual reports on Form 10-K, quarterly reports on Form 10-Q, and past filings on Form 20-F, and any other risk factors we include in subsequent filings with the SEC. Because of these uncertainties, you should not make any investment decisions based on our estimates and forward-looking statements. Except as required by law, we undertake no obligation to publicly update any forward-looking statements for any reason after the date of this press release whether as a result of new information, future events or otherwise.

IR Contact:  Michael Darwal, EVP, Investor Relations, ibex, michael.darwal@ibex.co
Media Contact:  Daniel Burris, Senior Director PR and Communication, ibex, daniel.burris@ibex.co

IBEX LIMITED AND SUBSIDIARIES
Consolidated Balance Sheets
(Unaudited)
(in thousands)

	September 30, 2024	June 30, 2024
Assets
Current assets
Cash and cash equivalents	$62,305	$62,720
Accounts receivable, net	106,043	98,366
Prepaid expenses	8,202	7,712
Due from related parties	256	192
Tax advances and receivables	10,153	9,080
Other current assets	1,571	1,888
Total current assets	188,530	179,958

Non-current assets
Property and equipment, net	33,202	29,862
Operating lease assets	58,806	59,145
Goodwill	11,832	11,832
Deferred tax asset, net	4,414	4,285
Other non-current assets	9,491	8,822
Total non-current assets	117,745	113,946
Total assets	$306,275	$293,904

Liabilities and stockholders' equity
Current liabilities
Accounts payable and accrued liabilities	$19,797	$16,719
Accrued payroll and employee-related liabilities	34,095	30,674
Current deferred revenue	4,873	4,749
Current operating lease liabilities	12,395	12,051
Current maturities of long-term debt	698	660
Due to related parties	25	60
Income taxes payable	5,889	6,083
Total current liabilities	77,772	70,996

Non-current liabilities
Non-current deferred revenue	1,083	1,128
Non-current operating lease liabilities	52,832	53,441
Long-term debt	802	867
Other non-current liabilities	2,695	1,673
Total non-current liabilities	57,412	57,109
Total liabilities	135,184	128,105

Stockholders' equity
Common stock	2	2
Additional paid-in capital	210,872	210,200
Treasury stock	(30,045)	(25,367)
Accumulated other comprehensive loss	(6,146)	(7,913)
Accumulated deficit	(3,592)	(11,123)
Total stockholders' equity	171,091	165,799
Total liabilities and stockholders' equity	$306,275	$293,904

IBEX LIMITED AND SUBSIDIARIES
Consolidated Statements of Comprehensive Income
(Unaudited)
(in thousands, except per share data)

	Three Months Ended September 30,
	2024	2023
Revenue	$129,717	$124,609

Cost of services (exclusive of depreciation and amortization presented separately below)	90,041	88,196
Selling, general and administrative	26,215	23,040
Depreciation and amortization	4,369	5,042
Total operating expenses	120,625	116,278

Income from operations	9,092	8,331

Interest income	583	586
Interest expense	(162)	(104)
Income before income taxes	9,513	8,813

Provision for income tax expense	(1,982)	(1,388)
Net income	$7,531	$7,425

Other comprehensive income
Foreign currency translation adjustments	$1,388	$(701)
Unrealized gain / (loss) on cash flow hedging instruments, net of tax	379	(194)
Total other comprehensive income / (loss)	1,767	(895)
Total comprehensive income	$9,298	$6,530

Net income per share
Basic	$0.45	$0.41
Diluted	$0.43	$0.39

Weighted average common shares outstanding
Basic	16,880	18,287
Diluted	17,490	18,898

IBEX LIMITED AND SUBSIDIARIES
Consolidated Statements of Cash Flows
(Unaudited)
(in thousands)

	Three Months Ended September 30,
	2024	2023
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$7,531	$7,425
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	4,369	5,042
Noncash lease expense	3,326	3,225
Warrant contra revenue	—	287
Deferred income tax	(130)	244
Share-based compensation expense	670	848
Allowance of expected credit losses	83	11
Change in assets and liabilities:
Increase in accounts receivable	(7,649)	(3,792)
Increase in prepaid expenses and other current assets	(1,735)	(1,256)
Increase in accounts payable and accrued liabilities	4,574	206
Increase / (decrease) in deferred revenue	79	(372)
Decrease in operating lease liabilities	(3,356)	(3,184)
Net cash inflow from operating activities	7,762	8,684

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment	(3,630)	(2,052)
Net cash outflow from investing activities	(3,630)	(2,052)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from line of credit	60	37
Repayments of line of credit	(60)	(89)
Proceeds from the exercise of options	382	5
Principal payments on finance leases	(171)	(88)
Purchase of treasury shares	(4,807)	(1,832)
Net cash outflow from financing activities	(4,596)	(1,967)
Effects of exchange rate difference on cash and cash equivalents	49	(65)
Net (decrease) / increase in cash and cash equivalents	(415)	4,600
Cash and cash equivalents, beginning	62,720	57,429
Cash and cash equivalents, ending	$62,305	$62,029

IBEX LIMITED AND SUBSIDIARIES
Reconciliation of GAAP Financial Measures to Non-GAAP Financial Measures
EXHIBIT 1: Adjusted net income, adjusted net income margin, and adjusted earnings per share

We define adjusted net income as net income before the effect of the following items: warrant contra revenue, foreign currency gain / loss, and share-based compensation expense, net of the tax impact of such adjustments. We define adjusted net income margin as adjusted net income divided by revenue. We define adjusted earnings per share as adjusted net income divided by weighted average diluted shares outstanding.

The following table provides a reconciliation of net income to adjusted net income, net income margin to adjusted net income margin, and diluted earnings per share to adjusted earnings per share for the periods presented:

	Three Months Ended September 30,
($000s, except per share amounts)	2024	2023
Net income	$7,531	$7,425
Net income margin	5.8%	6.0%

Warrant contra revenue	—	287
Foreign currency loss / (gain)	1,457	(797)
Share-based compensation expense	670	848
Total adjustments	$2,127	$338
Tax impact of adjustments[1]	(626)	(189)
Adjusted net income	$9,032	$7,574
Adjusted net income margin	7.0%	6.1%

Diluted earnings per share	$0.43	$0.39
Per share impact of adjustments to net income	0.09	0.01
Adjusted earnings per share	$0.52	$0.40

Weighted average diluted shares outstanding	17,490	18,898
1The tax impact of each adjustment is calculated using the effective tax rate in the relevant jurisdictions.

EXHIBIT 2:  EBITDA, adjusted EBITDA, and adjusted EBITDA margin
EBITDA is a non-GAAP profitability measure that represents net income before the effect of the following items: interest expense, income tax expense, and depreciation and amortization. Adjusted EBITDA is a non-GAAP profitability measure that represents EBITDA before the effect of the following items: interest income, warrant contra revenue, foreign currency gain / loss, and share-based compensation expense. Adjusted EBITDA margin is a non-GAAP profitability measure that represents adjusted EBITDA divided by revenue.

The following table provides a reconciliation of net income to EBITDA and adjusted EBITDA and net income margin to adjusted EBITDA margin for the periods presented:

	Three Months Ended September 30,
($000s)	2024	2023
Net income	$7,531	$7,425
Net income margin	5.8%	6.0%

Interest expense	162	104
Income tax expense	1,982	1,388
Depreciation and amortization	4,369	5,042
EBITDA	$14,044	$13,959
Interest income	(583)	(586)
Warrant contra revenue	—	287
Foreign currency loss / (gain)	1,457	(797)
Share-based compensation expense	670	848
Adjusted EBITDA	$15,588	$13,711

Adjusted EBITDA margin	12.0%	11.0%

EXHIBIT 3: Free cash flow

We define free cash flow as net cash provided by operating activities less capital expenditures.

	Three Months Ended September 30,
($000s)	2024	2023
Net cash provided by operating activities	$7,762	$8,684
Less: capital expenditures	3,630	2,052
Free cash flow	$4,132	$6,632
EXHIBIT 4: Net cash

We define net cash as total cash and cash equivalents less debt.

	September 30,	June 30,
($000s)	2024	2024
Cash and cash equivalents	$62,305	$62,720

Debt
Current	$698	$660
Non-current	802	867
Total debt	$1,500	$1,527
Net cash	$60,805	$61,193